For Immediate Release


Contact:    Hannah Burns    (212) 272-2395
            Maura Gaenzle   (212) 272-4445
            Anne Graber     (212) 272-8188


THE BEAR STEARNS COMPANIES INC.
REPORTS RECORD RESULTS FOR
FISCAL 1997 SECOND QUARTER

New York, New York -- January 22, 1997 -- The Bear Stearns Companies Inc. (NYSE: BSC) today announced record earnings for the company's second fiscal quarter ended December 31, 1996.

    Net income for the second quarter of fiscal 1997 was $176.5 million, or $1.27 per share, a 67.9% increase in net income from $105.2 million, or 72 cents per share, for the comparable quarter last year. The annualized return on common equity for the quarter was 33.1%.

    Net income for the first six months of fiscal 1997 was $285.0 million, or $2.02 per share, a 43.2% increase in net income from $199.0 million, or $1.36 per share, for the comparable period a year ago. The annualized return on common equity for the six months ended December 31, 1996 was 27.0%.

    Revenues, net of interest expense, for the quarter ended December 31, 1996 were $940.1 million, a 36.7% increase from $687.7 million for the comparable quarter a year ago. For the six months ended December 31, 1996, revenues, net of interest expense, were $1.6 billion, a 24.8% increase from $1.3 billion a year ago.

    President and Chief Executive Officer James E. Cayne commented, "These are the best quarterly results Bear Stearns has ever had, representing the sixth consecutive quarter in which our return on common equity has topped 20%. For the twelve months ended December 31, 1996, our return on common equity was in excess of 28%."

    "Bear Stearns' record performance reflects the efforts and teamwork of everyone at the firm. Greater coordination among our associates has enabled us to achieve these broad-based earnings in a very positive operating environment. We were particularly gratified to achieve record or near-record levels of commissions, principal transactions, investment banking and net interest revenues."

    "Despite the competitive hiring environment, we have been able to attract and retain experienced individuals as we build on our capabilities. In particular, we have been expanding all research areas of the firm."

Contributions were made in the following areas:
_ Commission revenues rose 12.5% from the second quarter of fiscal 1996, to $183.6 million for the second quarter of fiscal 1997.
_ Principal transactions revenues set a record at $429.2 million, an increase of
 64.6% over the prior year quarter.
_ Investment banking revenues were $183.1 million for the second quarter, a 21.8% increase over the second quarter a year ago.
_ Net interest revenues increased 23.5%, to $129.2 million, from $104.7 million reported for the second quarter of fiscal 1996.
_ Compensation as a percentage of net revenues for the second quarter of fiscal 1997 was 48.6% versus 50.2% for the second quarter of fiscal 1996. For the six months ended December 31, 1996, compensation as a percentage of net revenues was 49.2% versus 50.0% for the six month period a year ago.

The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading worldwide investment banking and securities trading firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has over 7,800 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Geneva, Hong Kong, London, Lugano, Manila, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. As of December 31, 1996, total capital, including stockholders' equity and long-term borrowings, was $9.5 billion. Book value as of December 31, 1996 was $18.55 per share, based on 144,313,414 shares outstanding.


Financial Statements Attached

                                          THE BEAR STEARNS COMPANIES INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                                   (UNAUDITED)

                                                Three Months Ended                  Six Months Ended
                                           December 31,      December 31,    December 31,       December 31,
                                               1996              1995            1996               1995
                                                         (In thousands, except per share data)
Revenues
     Commissions                        $    183,584      $    163,220    $    345,154       $    318,410
     Principal transactions                  429,239           260,840         724,131            530,755
     Investment banking                      183,138           150,397         291,832            237,802
     Interest and dividends                  745,610           607,060       1,405,867          1,160,981
     Other income                             14,959             8,546          25,699             16,549
                                        ------------      ------------    ------------       ------------
        Total Revenues                     1,556,530         1,190,063       2,792,683          2,264,497
                                        ------------      ------------    ------------       ------------
     Interest expense                        616,396           502,403       1,163,865            959,348
                                        ------------      ------------    ------------       ------------
     Revenues, net of interest expense       940,134           687,660       1,628,818          1,305,149
                                        ------------      ------------    ------------       ------------
Expenses
     Employee compensation and benefits      456,825           345,427         801,197            652,424
     Floor brokerage, exchange
        and clearance fees                    34,447            30,787          66,013             60,533
     Communications                           24,778            22,407          49,334             44,905
     Occupancy                                21,945            21,256          43,291             42,402
     Depreciation and amortization            21,450            17,347          41,418             33,623
     Advertising and market development       16,683            14,382          31,439             26,906
     Data processing and equipment             8,206             8,706          15,761             17,687
     Other expenses                           65,245            46,467         111,293             89,378
                                        ------------      ------------    ------------       ------------
        Total expenses                       649,579           506,779       1,159,746            967,858
                                        ------------      ------------    ------------       ------------
Income before provision for
     income taxes                            290,555           180,881         469,072            337,291
Provision for income taxes                   114,043            75,725         184,111            138,289
                                        ------------      ------------    ------------       ------------
Net income                              $    176,512      $    105,156    $    284,961       $    199,002
                                        ============      ============    ============       ============
Net income applicable to
     common shares                      $    170,573      $     98,956    $    272,991       $    186,592
                                        ============      ============    ============       ============
Earnings per share (1)                  $       1.27      $       0.72    $       2.02       $       1.36
                                        ============      ============    ============       ============
Weighted average common and
     common equivalent shares
     outstanding (1)                     141,696,031       143,056,715     142,692,355        143,677,557
                                        ============      ============    ============       ============
Cash dividends declared
     per common share                   $       0.15      $      0.15     $       0.30       $       0.30
                                        ============      ============    ============       ============
(1)  Adjusted for 5% stock dividend declared on April 18, 1996.

                                         THE BEAR STEARNS COMPANIES INC.
                                       CONSOLIDATED STATEMENTS OF INCOME
                                                   (UNAUDITED)

                                                                            Three Months Ended
                                                                  December 31,            September 27,
                                                                      1996                     1996
                                                                  (In thousands, except per share data)
 Revenues
       Commissions                                             $    183,584             $    161,570
       Principal transactions                                       429,239                  294,892
       Investment banking                                           183,138                  108,694
       Interest and dividends                                       745,610                  660,257
       Other income                                                  14,959                   10,740
                                                               ------------              -----------
           Total Revenues                                         1,556,530                1,236,153
       Interest expense                                             616,396                  547,469
                                                               ------------              -----------
       Revenues, net of interest expense                            940,134                  688,684
                                                               ------------              -----------
 Expenses
       Employee compensation and benefits                           456,825                  344,372
        Floor brokerage, exchange
           and clearance fees                                        34,447                   31,566
       Communications                                                24,778                   24,556
       Occupancy                                                     21,945                   21,346
       Depreciation and amortization                                 21,450                   19,968
       Advertising and market development                            16,683                   14,756
       Data processing and equipment                                  8,206                    7,555
       Other expenses                                                65,245                   46,048
                                                               ------------              -----------
           Total expenses                                           649,579                  510,167
                                                               ------------              -----------
 Income before provision for
       income taxes                                                 290,555                  178,517
 Provision for income taxes                                         114,043                   70,068
                                                               ------------              -----------
 Net income                                                    $    176,512              $   108,449
                                                               ============              ===========
 Net income applicable to
       common shares                                           $    170,573              $   102,418
                                                               ============              ===========
 Earnings per share                                            $       1.27              $      0.75
                                                               ============              ===========
 Weighted average common and
       common equivalent shares
       outstanding                                              141,696,031              143,733,740
                                                               ============              ===========
 Cash dividends declared
       per common share                                        $       0.15              $      0.15
                                                               ============              ===========